Exhibit 10.23

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”) is effective the 23rd day of August, 2010 (the “Effective Date”) by and between RRD International LLC, a Delaware limited liability company with offices at            (hereinafter “RRD”), and Dipexium Pharmaceuticals, LLC, a limited liability company with a business address at            (hereinafter “Dipexium” or “RRD Partner”). When signed by both parties, this Agreement will set forth the terms and conditions under which RRD agrees to provide certain services to RRD Partner as set forth herein.

Recitals:

WHEREAS, RRD Partner is in the business of developing, manufacturing and/or distributing pharmaceutical products, biotechnology products and/or medical devices. RRD is engaged in the business of conducting product evaluation and development on behalf of entities engaged in the development, manufacture, distribution and/or sale of pharmaceutical products, biotechnology products and/or medical devices.

WHEREAS, RRD Partner and RRD desire to enter into this Agreement to provide the terms and conditions upon which RRD Partner may engage RRD from time-to-time to provide services for individual studies or projects by executing individual Work Orders (as defined below) specifying the details of the services and the related terms and conditions.

WHEREAS, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

Agreement:

1.0                               Provision of Services.

1.1                               As a “master” form of contract, this Agreement allows the parties to contract for multiple projects through the execution by both parties of multiple Work Orders (as discussed in 1.2 below), without having to renegotiate the basic terms and conditions herein.

1.2                               Services to be Provided. The specific details of each assignment or task will be separately negotiated and specified in a written work order (each a “Work Order”) on terms acceptable to the parties. Upon execution by RRD and RRD Partner, each Work Order shall constitute an integral part of this Agreement. Each Work Order will include, substantially all of the information relating to the specific services outlined in the sample Work Order attached as Addendum 2. No services shall be commenced and neither party shall be obligated with respect to any

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

assignment or task until an applicable Work Order has been executed by both parties, nor shall either party be obligated to enter into any Work Order hereunder. Each Work Order shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the Work Order. In the event of any inconsistency between this Agreement and any Work Order, this Agreement shall control, except to the extent that the applicable Work Order expressly and specifically states its intent to supersede this Agreement on a specific matter (e.g., termination provisions of a particular Work Order). Any changes to or termination of a Work Order, as the case may be, must be made in writing and signed by the parties unless terminated per the terms of this Agreement

1.3                               Work Performed Outside the Scope of a Work Order. Notwithstanding the foregoing, in the event RRD Partner requests in writing, and RRD provides, services outside the scope of an executed Work Order, Partner shall compensate RRD on a time and materials basis per the rates listed as Amendment 1.

1.4                               RRD and RRD Partner, where appropriate and mutually agreed by the parties, shall cooperate in the completion of a Transfer of Regulatory Obligations Form (“TORO”) in conjunction with the relevant Work Order. The TORO will be filed with the Food and Drug Administration (“FDA”) by RRD Partner, where appropriate, or as required by law or regulation. Any regulatory responsibilities not specifically transferred in the TORO shall remain the responsibility of RRD Partner. Nothing in this Agreement shall be construed to transfer from RRD Partner to RRD any FDA or regulatory record-keeping requirements unless such transfer is specifically provided for in the applicable TORO.

1.5                               RRD may use or retain any other person or entity to perform the services; provided, however, that RRD shall in any event remain fully responsible for all of RRD’s obligations hereunder and shall keep RRD Partner informed of any such third party retention (including the subcontracted responsibilities) on a timely basis.

1.6                               RRD will engage employees and/or independent contractors (“RRD Personnel”) with the proper skills, training and experience to provide any services under this Agreement or any applicable Work Order.

2.0                               Payment of Fees and Expenses.

2.1                               In consideration for the services to be rendered under each Work Order, RRD Partner will make payments in accordance with the budget and payment schedule attached to each applicable Work Order. Further, RRD Partner agrees to provide

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

an up front services deposit in connection with services to be rendered under each Work Order, the terms and conditions of which will be set forth in each Work order (the “Deposit”). No services or deliverables shall be provided until such Deposit is received by RRD. The currency to be used for invoice and payment shall be U.S. Dollars.

2.2                               Unless otherwise specified in the applicable Work Order, the following shall apply:

(a)                                 RRD shall invoice RRD Partner monthly in reasonable detail for the fees, expenses and pass through costs relating to the project; and

(b)                                 all such invoices (other than amounts subject to a bona fide dispute, if any) shall be payable by RRD Partner within *** of receipt.

2.3                               If an invoice or any portion thereof is the subject of a dispute, RRD Partner shall notify RRD within *** of receipt of the invoice and shall pay the undisputed amounts pending resolution of the dispute. The parties agree to use good faith efforts to reconcile the disputed amount as soon as practicable. RRD Partner shall pay RRD interest in an amount equal to one and *** (or the maximum lesser amount permitted by law) of all undisputed amounts owing hereunder and not paid within *** of the date of the invoice.

2.4                               RRD Wire Instructions:

Name of bank:	***
Bank number:	***
Routing number:	***
RRD account number:	***

Bank address:	***

Account manager:	***

3.0                               Term. This Agreement shall commence on the Effective Date and shall continue until terminated by either party in accordance with Section 14.0 below.

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

4.0                               Change Orders.

4.1                               Any material change in the details of a Work Order or the assumptions upon which a Work Order is based (including, but not limited to, changes in an agreed starting date for a project or suspension of the project by RRD Partner) may require changes in the budget and/or time lines and shall require a written amendment to the Work Order (a “Change Order”).

4.2                               Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, time line or other matter. The Change Order will become effective upon the execution of the Change order by both parties and RRD will be given a reasonable period of time within which to implement the changes. Both parties agree to act in good faith and promptly when considering a Change Order requested by the other party. Without limiting the foregoing, RRD Partner agrees that it will not unreasonably withhold approval of a Change Order, even if it involves a fixed price contract, if the proposed changes in budgets or time lines result from, among other appropriate reasons, forces outside the reasonable control of RRD or changes in the assumptions upon which the initial budget or time lines were based. RRD reserves the right to postpone effecting material changes in the scope of the services until such time as the parties agree to and execute the corresponding Change Order.

4.3                               For any Change Order that affects the scope of the regulatory obligations that have been transferred to RRD, RRD and RRD Partner shall execute a corresponding amendment to the TORO. Such amendment shall be filed by RRD Partner with the FDA, where appropriate, or as required by law or regulation.

5.0                               Confidentiality.

5.1                               It is understood that during the course of this Agreement, RRD and RRD Partner may be exposed to data and information (including, without limitation, computer programs, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information) that is either confidential or proprietary in nature. All such data and information, whether written or verbal, tangible or intangible, made available, disclosed or otherwise made known to the recipient and its employees as a result of services under this Agreement or any Work Order shall be considered confidential and shall be considered the sole property of the disclosing party and shall hereinafter be referred to as “Confidential Information.”

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

5.2                               Confidential Information shall be used by the receiving party only for purposes of performing the receiving party’s obligations hereunder. Each party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other party to any third party without the prior written consent of the disclosing party; provided, however) that RRD and RRD Partner may disclose the other party’s Confidential Information to persons within their respective organizations and to their respective contractors, consultants and collaborators that have a need to receive such Confidential Information in order to further the purposes of this Agreement or any particular Work Order and that are bound to protect the confidentiality of such Confidential information. RRD and RRD Partner have or shall obtain agreements that impose comparable confidentiality obligations as those contained in this Agreement with all parties who are permitted access to the other party’s Confidential Information under this Agreement or any Work Order.

5.3                               The foregoing obligations shall not apply to Confidential Information to the extent that it:

(a)                                 is or becomes generally available to the public other than as a result of a disclosure by the receiving party;

(b)                                 becomes available to the receiving party on a non-confidential basis from a source that is not prohibited from disclosing such information;

(c)                                  was developed independently of any disclosure by the disclosing party or was known to the receiving pa rev prior to its receipt from the disclosing party, as shown by contemporaneous written evidence; or

(d)                                 is required by law or regulation to be disclosed; provided, however, in the event that receiving party or receiving party’s representatives become legally compelled to disclose any Confidential Information, it will provide disclosing party with reasonable notice so that disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of the Agreement. In the event that such protective order or other remedy is not obtained or that disclosing party waives compliance with the provisions of the Agreement) the receiving party will furnish only that portion of the Confidential Information that it is advised by opinion of counsel (reasonably acceptable to disclosing party) is legally required and will endeavor to obtain assurance that confidential treatment will be accorded the Confidential Information so furnished.

5.4                               These obligations of confidentiality and nondisclosure shall remain in effect until the earlier of: (a) five (5) years after the termination of the last Work Order; and

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(b) the date such information falls under one of the exceptions in Article 5.3, above.

6.0                               Ownership and Inventions.

6.1                               All data and information generated or derived by RRD as the result of services performed by RRD under this Agreement shall be and remain the exclusive property of RRD Partner. Any inventions that may evolve from the data and information described above or as the result of services performed by RRD under this Agreement shall belong to RRD Partner and RRD agrees to assign its rights in all such inventions and/or related patents to RRD Partner at RRD Partner expense.

6.2                               Notwithstanding the forgoing, RRD Partner acknowledges that RRD possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including, but not limited to; analytical methods, procedures and techniques, procedure manuals, personnel data, financial information, computer technical expertise and software, that have been independently developed by RRD and that relate to its business or operations (collectively “RRD’s Property”). RRD Partner and RRD agree that any of RRD’s Property or improvements thereto that are used, improved, modified or developed by RRD under or during the term of this Agreement are the sole and exclusive property of RRD.

7.0                               Independent Contractor Relationship. For the purposes of this Agreement, the parties hereto are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Each party agrees that it shall have no power or right to bind or obligate the other party, other than through the express terms of this Agreement, and neither party shall hold itself out as having such authority.

8.0                               Regulatory Compliance; Inspections.

8.1                               RRD represents that its services will be conducted in compliance with all applicable laws, rules and regulations, including, but not limited to, the United States Federal Food. Drug and Cosmetic Act and the regulations promulgated pursuant thereto and in accordance with the standard of care customary in the Contract research industry.

8.2                               RRD certifies that neither it nor any RRD employees have been debarred, or to the best of its knowledge, are not under consideration of being debarred, under the United States Generic Drug Enforcement Act of 1992 (the “Act”) and that it will

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

not knowingly employ any person or entity that has been so debarred to perform any services under this Agreement. RRD agrees to inform RRD Partner in writing immediately if RRD or any person who is performing services on behalf of RRD Is debarred or is under consideration to be debarred, or if any action, suit, claim, investigation, or proceeding is pending, or to the best of RRD’s knowledge, is threatened, relating to the debarment or conviction of RRD or any person under the Act performing services.

8.3                               RRD Partner represents and certifies that it will not require RRD to perform any assignments or tasks in a manner that would violate any applicable law or regulation. RRD Partner further represents that it will cooperate with RRD in taking any actions that RRD reasonably believes are necessary to comply with the regulatory obligations that have been transferred to RRD, if any.

8.4                               Each party acknowledges that the other party may respond independently to any regulatory correspondence or inquiry in which such party or its affiliates is named. However, each party shall:

(a)                             notify the other party promptly of any FDA or other governmental or regulatory inspection or inquiry concerning any study or project of RRD Partner in which RRD is providing services, including, but not limited to, inspections of investigational sites or laboratories;

(b)                                 forward to the other party copies of any correspondence from any regulatory or governmental agency relating to such a study or project, including, but not limited to, Form FD-483 notices and FDA refusal to file, rejection or warning letters, even if they do not specifically mention the other party; and

(c)                                  obtain the written consent of the other party, which consent will not be unreasonably withheld, before referring to the other party or any of its affiliates in any regulatory correspondence.

(d)                                 Where reasonably practicable, each party will be given the opportunity to have a representative present during a FDA or regulatory inspection. However, each party acknowledges that it may not direct the manner in which the other party fulfills its obligations to permit inspection by governmental entities.

8.5                               FDA Inspection. Each party agrees that during an inspection by the FDA or other regulatory authority concerning any study or project of RRD Partner in which RRD is providing services, it will not disclose information and materials that are

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

not required to be disclosed to such agency without the prior consent of the other party, which consent shall not be unreasonably withheld. Such information and materials includes, but are not limited to the following:

(a)                                 financial data and pricing data (including, but not limited to, the budget and payment schedule);

(b)                                 sales data (other than shipment data); and

(c)                                  personnel data (other than data as to qualification of technical and professional persons performing functions subject to regulatory requirements).

RRD Partner shall reimburse RRD for its time and expenses, including reasonable attorneys’ fees, associated with such FDA audits, inspections or investigations including the costs of responding to the findings of any such audit, inspection or investigation.

8.6                               RRD Partner Inspection. During the term of this Agreement, RRD will permit RRD Partners representatives (unless such representatives are competitors of RRD) to examine or audit the work performed hereunder and the facilities at which the work is conducted, upon reasonable advanced notice during regular business hours to determine that the services are being conducted in accordance With the agreed upon tasks and that the facilities are adequate. RRD Partner shall reimburse RRD for its time and expenses, including reasonable attorneys fees associated with such audits/inspections or investigations that are initiated by RRD Partner more than once every calendar year.

9.0                               Relationship with Investigators.

9.1                               The parties acknowledge and agree that Investigators shall not be considered the employees agents or subcontractors of RRD or RRD Partner, and that Investigators shall exercise their own independent medical judgment. RRD’s responsibilities with respect to Investigators shall be limited to those responsibilities specifically set forth in this Agreement and the applicable Work Order.

9.2                               If RRD will be paying Investigators on behalf of RRD Partner, the parties will agree in the applicable Work Order as to a schedule of amounts to be paid to Investigators. RRD Partner acknowledges and agrees that RRD will pay Investigators only from advances or prepayments received from RRD Partner for Investigators services and that RRD will not make payments to Investigators prior

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

to receipt of sufficient funds from RRD Partner. RRD Partner acknowledges and agrees that RRD will not be responsible for delays in a study or project to the extent that such delays are caused by RRD Partners failure to make adequate prepayment for investigators’ services. RRD Partner further acknowledge and agrees that payments for Investigators’ services are pass-through payments to third parties and are separate from payments for RRD’s services. RRD Partner agrees that it will not withhold Investigator payments except to the extent that it has reasonable questions about the services performed by a particular Investigator and even then only with respect to the portion of any such Investigator payments which are being questioned by RRD Partner.

10.0                        Conflict of Agreements. RRD represents to RRD Partner that it is not a party to any agreement that would prevent it from fulfilling its obligations under this Agreement and that during the term of this Agreement, RRD agrees that it will not enter into any agreement to provide services that would in any way prevent it from providing the services contemplated under this Agreement. RRD Partner agrees that it will not enter into an agreement with a third party that would alter or affect the regulatory obligations delegated to RRD pursuant to this Agreement, if any, without the written consent of RRD, which consent will not be unreasonably withheld. During the term of this agreement and for a period of 12 months thereafter, RRD agrees that it shall not provide consulting services to any third party which services are related to a topical product candidate for the treatment of mild infection in patients with one or more diabetic foot ulcers.

11.0                        Publication; Publicity.

11.1                        Project results may not be published or referred to, in whole or in part, by RRD without the prior express written consent of RRD Partner.

11.2                        Neither party will use the other party’s name in connection with any publication or promotion without the other party’s prior written consent.

11.3                        Notwithstanding the above, neither party will be restricted from using the other party’s name in filings or communications with the FDA, or other governmental or regulatory agencies, when required to do so by such agencies or by applicable law or regulation.

12.0                        Limitation of Liability.

12.1                        NEITHER PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, CONTRACTORS OR AGENTS SHALL HAVE ANY LIABILITY OF ANY TYPE (INCLUDING, BUT NOT LIMITED TO, CONTRACT, NEGLIGENCE

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

AND TORT LIABILITY), FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE LOSS OF OPPORTUNITY, LOSS OF USE OR LOSS OF REVENUE OR PROFIT IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY WORK ORDER. OR THE SERVICES PERFORMED BY RRD HEREUNDER, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE.

12.2                        RRD EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY FOR OR IN RESPECT OF ANY CLAIM ARISING OUT OF ANY CONDITION CAUSED BY OR ALLEGEDLY CAUSED BY THE ADMINISTRATION OF ANY PHARMACEUTICAL OR BIOTECHNOLOGY PRODUCTOR DEVICE RELATED TO ANY WORK ORDER, RRD PARTNER HEREBY ACKNOWLEDGES AND AGREES THAT RRD AND ITS DIRECTORS, OFFICERS) MEMBERS, MANAGERS, EMPLOYEES, CONTRACTORS AND AGENTS SHALL HAVE NO LIABILITY WHATSOEVER TO RRD PARTNER WITH RESPECT TO SUCH MATTERS.

12.3                        IN NO EVENT SHALL THE COLLECTIVE, AGGREGATE LIABILITY (INCLUDING, BUT NOT LIMITED TO, CONTRACT, NEGLIGENCE AND TORT LIABILITY) OF RRD AND ITS RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES CONTRACTORS AND AGENTS UNDER THIS AGREEMENT OR ANY WORK ORDER. HEREUNDER EXCEED THE AMOUNT OF FEES ACTUALLY RECEIVED BY RRD FROM RRD PARTNER FOR THE ASSIGNMENT OR TASK FROM WHICH SUCH LIABILITY AROSE UNDER THE APPLICABLE WORK ORDER.

13.0                        Indemnification.

13.1                        RRD Partner shall indemnify, defend and hold harmless RRD and its directors, officers, members, managers, employees, contractors and agents (each, a “RRD Indemnified party”), from and against any and all losses, damages, liabilities, reasonable attorney fees, court costs and expenses (collectively “RRD Losses”) resulting from or arising out of any third party claims, actions, proceedings, investig.1tions or litigation relating to, arising from or in connection with this Agreement, any Work Order or the services contemplated herein, except to the extent such RRD Losses are determined to have resulted solely from the gross negligence or intentional misconduct of the RRD Indemnified Party.

13.2                        RRD shall indemnify, defend and hold harmless RRD Partner and its affiliates, and its and their directors, officers, employees and agents (each, a “RRD Partner

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Indemnified Party”), from and against any and all losses, damages, liabilities, reasonable attorney fees, court costs, and expenses (collectively “RRD Partner Losses”) resulting or arising from any third party claims, actions, proceedings, investigations or litigation relating to or arising from or in connection with this Agreement, any Work Order or the services contemplated herein to the extent such RRD Partner Losses are determined to have resulted solely from the gross negligence or intentional misconduct of RRD.

13.3                        Indemnification Procedure. The party seeking indemnification hereunder shall give the indemnifying party prompt notice of any such claim or lawsuit (including a copy thereof) served upon it and shall fully cooperate with the indemnifying party and its legal representatives in the investigation of any matter which is the subject of indemnification. The party seeking indemnification shall not unreasonably withhold its approval of the settlement of any claim, liability or action covered by this Indemnification provision.

14.0                        Termination.

14.1                        Termination of Agreement. Once fully executed, the term of this Agreement shall commence on the date hereof and shall continue until terminated in any of the following manners:

(a)                                 this Agreement may be terminated by either party without cause on *** prior written notice, from the terminating party to the non-terminating party; or

(b)                                 this Agreement may be terminated by either party for material breach by the non- terminating party upon *** written notice specifying the nature of the breach, if such breach has not been substantially cured within the *** period.

(c)                                  Unless otherwise agreed by the parties, the termination of this Agreement will result in the concurrent termination of all work orders hereunder.

14.2                        Termination of Work Order.

The term of each Work Order shall be set forth in each applicable Work Order and shall continue until terminated in accordance with the terms and conditions contained herein and the specific termination provisions contained in a particular Work Order, if any.

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

14.3                        Termination on Bankruptcy.

14.3.1                          A party shall have the right to terminate this Agreement, and any Work Orders then in effect, upon the occurrence of anyone or more of the following events:

(a)         the insolvency of the other party;

(b)         the institution of any proceeding by the other party under any bankruptcy, insolvency, or moratorium law;

(c)          any assignment by the other party of substantially all of its assets for the benefit of creditors; or

(d)         placement of the other party’s assets in the hands of a trustee or a receiver unless the receivership or trust is dissolved within *** thereafter.

14.3.2                          Each party must inform the other party of its intention to file a voluntary petition in bankruptcy or of another’s intention to file an involuntary petition in bankruptcy, such notice to be received at least *** prior to the petition filing. A party’s filing without conforming to this requirement shall be deemed a material, pre-petition incurable breach, which would allow the non-filing party to immediately terminate this Agreement and any Work Orders.

14.3.3                          All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that each party that is a licensee of such rights under this shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the U.S. Bankruptcy Code, the party hereto not subject to the proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property.

14.4                        Consequences of Termination.

14.4.1                          No termination of any Work Order shall have any effect upon continuation of this Agreement or any other Work Order. Any written

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

termination notice shall identify the specific Work Order or Work Orders that are being terminated.

14.4.2                          Upon termination of this Agreement or any Work Order hereunder,

(a)         RRD shall cease performing any work not necessary for the orderly dose out of the affected services or for the fulfillment of regulatory requirements.

(b)         RRD shall cease performing any work not necessary for the orderly dose out of the affected services or for the fulfillment of regulatory requirements. RRD shall, upon request and or as required by law, deliver to RRD Partner as soon as reasonably possible, all data and materials provided by RRD Partner to RRD for the conduct of the services under the terminated Work Order(s), All statistical data, all statistical reports, all data entries and any other documentation produced as the result of services performed by RRD under the terminated Work Order(s) shall be delivered to RRD Partner upon payment to RRD for all services completed through the date of termination in accordance with the applicable Work Order. RRD reserves the right to retain, at its own cost and subject to the confidentiality provisions herein, one copy of such materials and any RRD Partner Confidential Information (“Retained Documents”), for archival purposes solely to be used to satisfy regulatory requirements or to resolve disputes regarding the services. RRD Partner agrees that Retained Documents, if any, are not intended to serve as archives for RRD Partner and RRD Partner shall have no expectation of access to such Retained Documents. RRD is under no obligation to retain said documents for any specific period of time, except as required by law.

(c)          RRD Partner shall, as soon as reasonably possible, deliver to RRD all Confidential Information provided by RRD to RRD Partner in connection with the services under the terminated Work Order(s). RRD Partner reserves the right to retain, at its own cost and subject to the confidentiality provisions herein, one copy of such materials and any RRD Confidential Information, for archival purposes solely to be used to satisfy regulatory requirements or to resolve disputes regarding the services.

(d)         RRD Partner shall pay RRD for all time spent by RRD’s Personnel (which shall be paid according to the agreed upon rates set forth in each Work Order), incurred to complete activities associated with the

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

termination, close out of the project or services, and fulfillment of regulatory obligations through the date of termination, unless otherwise agreed to by the parties in writing. In addition, RRD Partner will pay RRD for any reasonable, non-cancelable costs and expenses incurred in providing services, any reasonable costs and expenses directly incurred by RRD to close out the project, and any amounts due and owing at the time of the termination notice is received. If RRD Partner has pre-paid to RRD more than the amount due RRD in the final invoice, then RRD agrees to refund such excess amount to RRD Partner.

(e)          Fixed Fee Services. Notwithstanding the foregoing, in the event this Agreement or a Work Order containing fixed fee services is terminated, RRD Partner shall be liable to pay RRD’s standard rates for actual work performed as of the date of termination, in addition to wind-down costs.

(f)           Milestone Based Services. Notwithstanding the foregoing, in the event this Agreement or a Work Order containing milestone-based services is terminated, RRD Partner will pay RRD’s standard rates for actual work performed toward the next (uncompleted) milestone as of the date of termination, in addition to wind-down costs.

15.0                  Cooperation; Delays; Disclosure of Hazards. RRD Partner shall forward to RRD in a timely manner all data and information in RRD Partner’s possession or control necessary for RRD to conduct the services. RRD shall not be liable to RRD Partner nor be deemed to have breached this Agreement for errors, delays or other consequences arising from RRD Partner’s failure to provide documents, materials or information or to otherwise cooperate with RRD in order for RRD to timely and properly perform its obligations. RRD Partner acknowledges that, if it materially delays or suspends performance of the services, then the personnel and/or resources originally allocated to the project may be re-allocated and RRD will not be responsible for delays due to required re-staffing or reallocation of resources. RRD Partner shall provide RRD with all information available to it regarding known or potential hazards associated with the use of any substances supplied to RRD by RRD Partner and RRD Partner shall comply with all current legislation and regulations concerning the shipment of substances by the land, sea or air.

16.0                        Force Majeure. In the event either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reasons of strike, lockouts, labor troubles, inability to procure materials or services, failure of power or restrictive government, judicial orders or decrees, riots, insurrection, war, Acts of God, inclement weather, or other reason or cause beyond that party’s control, then performance of such

Confidential Treatment Requested by Dipexium Pharmaceuticals, LLC

IRS Employer Identification No. 27-1707962

Confidential treatment requested with respect to certain portions hereof denoted with “***”

act (except for the payment of money owed) shall be excused for the period of such delay.

17.0                        Notices and Deliveries. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by a reputable overnight delivery service, or three (3) days after the date postmarked if sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses:

If to RRD:	Charles W. Finn, Ph.D.
President and Chief Executive Officer
RRD International, LLC

With copy to:	Raymond V. Lee, Esq.
Senior Director, Legal Affairs

If to RRD Partner:	David P. Luci, Esq.
Co-founder & Managing Partner
Dipexium Pharmaceuticals, LLC

If RRD Partner delivers, Ships or mails materials or documents to RRD, or requests that RRD deliver, ship or mall materials or documents to RRD Partner or to third parties, then the expense and risk of loss for such deliveries, shipments or mailings shall be borne by RRD Partner. RRD disclaims any liability for the actions or omissions of third-party delivery services or carriers.

18.0                        Insurance. Each party will maintain, for the duration of this Agreement, insurance in an amount reasonably adequate to cover its obligations hereunder and, upon request, each party will provide to the other party a certificate of insurance showing that such insurance is in place.

19.0                        Inflation. RRD may increase or decrease its fees once per calendar year to reflect increases in RRD’s business costs on a prospective basis only. RRD will provide RRD Partner with 60 days notice of changes to its billing rates.

20.0                        Assignment. Neither party may assign any of its rights or obligations under this Agreement to any party without the express, written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that RRD or RRD Partner may assign this Agreement to the acquirer of all or substantially all of its assets.

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21.0                        Choice of Law and Enforceability. This Agreement and any Work Order shall be construed, governed, interpreted, and applied in accordance with the laws of the State of Delaware, exclusive of its conflicts of laws provisions. The failure to enforce any right or provision herein shall not constitute a waiver of that right or provision. If any provisions herein are found to be unenforceable on the grounds that they are overly broad or in conflict with applicable laws, it is the intent of the parties that such provisions be replaced, reformed or narrowed so that their original business purpose can be accomplished to the extent permitted by law and so that the remaining provisions shall not in any way be affected or impaired thereby.

22.0                        Survival. The rights and obligations of RRD Partner and RRD, which by intent or meaning have validity beyond such termination (including, but not limited to, the rights with respect to product related inventions, confidentiality, discoveries and improvements, indemnification and liability limitations) shall survive the termination of this Agreement or any Work Order.

23.0                        Arbitration. Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator shall be binding and may be entered in any court having jurisdiction thereof. Such arbitration shall be filed and conducted at a AAA in the Washington, DC area and shall be conducted in English by one arbitrator mutually acceptable to the parties selected in accordance with AAA Rules.

24.0                        Non-solicitation. During the term of this Agreement and any Work Order and for six months thereafter, RRD Partner will not directly or indirectly solicit or hire any employee or affiliate of RRD who has performed or is performing services for RRD Partner pursuant to this Agreement or any Work Order.

25.0                        Entire Agreement and Modification. This Agreement contains the entire understandings of the parties with respect to the subject matter herein, and supersedes all previous agreements (oral and written), negotiations and discussions. Any modifications to the provisions herein must be in writing and signed by the parties.

26.0                        Effective Upon Execution; Authority. This Agreement shall not be considered accepted, approved or otherwise effective until signed below by the appropriate parties. Each of the parties hereto represents and warrants that the person signing below on such party’s behalf has the authority to enter into this Agreement, and that this Agreement does not violate any existing agreement or obligation of such party.

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27.0                        Execution in Counterparts. This Agreement and any Work Order may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

RRD INTERNATIONAL, LLC		DIPEXIUM PHARMACEUTICALS, LLC

By:	/s/ Charles W. Finn	By:	/s/ David P. Luci
Name:	Charles W. Finn, Ph.D.	Name:	David P. Luci, Esq.
Title:	Chief Executive Officer	Title:	Co-Founder & Managing Partner
Date:	8/31/2010	Date:	8/25/2010

Federal ID # 02-067193

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ADDENDUM 1

RRD RATE SHEET

(Effective March 1, 2010)

Billing Rate ($/Hr.)
Charles W. Finn, Ph.D., President and Chief Executive Officer	***
Frank L. Hurley, Ph.D., Chief Scientific Officer	***
John J. McCormick, M.D., Senior Regulatory Affairs Advisor	***
Cynthia G. McCormick, M.D., Senior Medical Advisor	***
Eric K. Rowinsky, M.D., Senior Advisor, Oncology Therapeutics	***
Curtis L. Scribner, M.D., Senior Vice President, Medical and Regulatory Affairs	***
Kathryn M. Zunich, M.D., Senior Medical Advisor	***
Maryann G. Krane, Senior Technical Advisor	***
P. Michael Dubinsky, Senior Quality Systems Advisor	***
Senior Medical Advisor / Medical Expert / Medical Monitor	***
Senior Regulatory Affairs Advisor	***
Senior Biostatistics Advisor	***
Vice President	***
Pharmacokinetics Expert	***
Toxicology Expert	***
Manufacturing Expert	***
Senior Quality Systems Advisor	***
Senior Technical Advisor	***
Senior Director of Regulatory Affairs	***
Senior Program Leader	***
Senior Medical Writer	***
Senior Director of Finance	***
Director of Quality Assurance	***
Senior Contracts Administrator	***
Senior Project Manager	***
Biostatistician	***
Senior Regulatory Affairs Specialist	***
Quality Systems Specialist	***
Senior Data Management Specialist	***
Medical Writer	***
Senior Clinical Research Associate / Project Manager	***
Clinical Research Associate / Senior Clinical Project Specialist / Data Management Specialist	***
Research Associate / Clinical Project Specialist	***
Senior Project Assistant / Document Production Specialist	***
Project Assistant / Administrative Support	***

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Senior Consultants will be billed at rates that fall within the ranges designated above for the applicable position. Deviations will be approved by client in advance.

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ADDENDUM 2

FORM OF WORK ORDER

WORK ORDER NO.      TO THE MASTER SERVICES AGREEMENT BETWEEN

RRD INTERNATIONAL, LLC AND

This Work Order (“Work Order”), effective the      day of      (the “Effective Date”), is between Dipexium Pharmaceuticals (“Dipexium” or “RRD Partner”) and RRD International, LLC (“RRD”) and relates to the Master Services Agreement dated the      day of     ,2010, (the “Agreement”). Pursuant to the Agreement, RRD has agreed to perform certain services in accordance with written Work Orders, such as this one, entered into from time-to-time describing such services. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

WHEREAS, upon the Effective Date of this Work Order, the Parties have agreed to execute this Work Order to describe the terms and conditions under which RRD shall provide certain services to Dipexium.

NOW THEREFORE, RRD and RRD Partner, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1.                                      Work Order. This document constitutes a Work Order under the Agreement and this Work Order and the services contemplated herein are subject to the terms and provisions of the Agreement.

2.                                      Services.

3.                                      Budget.

4.                                      Payment Terms And Schedule.

5.                                      Deposit. Upon execution, RRD Partner shall pay to RRD a deposit (the “Deposit”) in the amount of      which Deposit shall be held until the Services hereunder are completed and all amounts due hereunder are paid. Upon completion or termination of this work order, any amounts due to the other Party shall be paid within 30 days.

6.                                      Term. The term of this Work Order shall commence on the date of execution and shall continue until the services described in Attachment 1 are completed, unless this Work Order is terminated by the parties or in accordance with Section 14.0 of the Agreement.

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7.                                      Amendments. No modification, amendment, or waiver of this Work Order shall be effective unless in writing and duly executed and delivered by each party to the other.

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ACKNOWLEDGED, ACCEPTED AND AGREED TO:

RRD INTERNATIONAL, LLC		DIPEXIUM PHARMACEUTICALS

By:		By:
Name:	Charles W. Finn, Ph. D.	Name:
Title:	Chief Executive Officer	Title:
Date:		Date: